EXHIBIT 10.2
AMENDMENT NO. 2
TO
CREDIT AGREEMENT
     THIS AMENDMENT is entered into effective as of the 25th day of June, 2004, by and between WINLAND ELECTRONICS, INC., a Minnesota corporation (the “Borrower”) and M&I MARSHALL & ILSLEY BANK, a banking corporation organized and existing under the laws of Wisconsin (“Bank”).
     WHEREAS, Borrower and the Bank have entered into that certain Credit and Security Agreement dated as of June 30, 2003, as amended (the “Credit Agreement”) pursuant to which Bank has agreed to provide a revolving credit facility and a term loan facility to Borrower on the terms and conditions contained therein; and
     WHEREAS, Borrower and Bank desire to amend certain provisions of the Credit Agreement.
     NOW, THEREFORE, Bank and Borrower hereby agree as follows:
     1. Certain Definitions. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement.
     2. Maturity Date Change. The definition of “Maturity Date” set forth in Section 1.1 of the Credit Agreement is hereby amended by deleting the date “June 28, 2004” from said Section and replacing the same with the date “June 28, 2005”.
     3. Miscellaneous. Except as specifically set forth herein, the Credit Agreement shall remain in full force and effect, with no other modification or waiver. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Wisconsin. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same agreement. The Borrower hereby restates and reaffirms its obligation under the Credit Agreement to pay on demand all costs and expenses, including (without limitation) attorneys’ fees, incurred by the Lender in connection with the Obligations, this Amendment, the Loan Documents, and any other document or agreement related hereto, and the transactions contemplated hereby.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to Credit Agreement to be executed as of the day and year first written above.

M&I Marshall & Ilsley Bank		Winland Electronics, Inc.

By	/s/ Signature illegible	By	/s/ Lorin E. Krueger
Lorin E. Krueger

	Its Vice President		Its CEO

By	/s/ John W. Howard, Jr.
John W. Howard, Jr.
Its Senior Vice President